EXHIBIT 21
                                  SUBSIDIARIES

Owned By                                      Jurisdiction of
Registrant                                    Incorporation          Percentage
----------                                    ---------------        ----------

DCA Medical Services, Inc.(1)                 Florida                     68.0%

Dialysis Corporation of America               Florida                     68.0%

Dialysis Medical, Inc.(1)*                    Florida                     68.0%

Dialysis Services of Florida, Inc. -
         Fort Walton Beach(1)*                Florida                     68.0%

Dialysis Services of NJ, Inc. -
         Manahawkin(2)                        New Jersey                  54.4%

Dialysis Services of NJ, Inc. -
         Toms River(2)*                       New Jersey                  54.4%

Dialysis Services of Pennsylvania, Inc. -
         Carlisle(1)                          Pennsylvania                68.0%

Dialysis Services of Pennsylvania, Inc. -
         Chambersburg(1)                      Pennsylvania                68.0%

Dialysis Services of Pennsylvania, Inc. -
         Lemoyne(1)                           Pennsylvania                68.0%

Dialysis Services of Pennsylvania, Inc. -
         Wellsboro(1)                         Pennsylvania                68.0%

Lytton Incorporated(3)                        Ohio                        61.5%

Renal Services of Pa., Inc.(1)*               Pennsylvania                68.0%

Techdyne, Inc.                                Florida                     61.5%

Techdyne Livingston Limited(3)                Scotland                    61.5%

Techdyne (Scotland) Ltd.(3)                   Scotland                    61.5%

---------------

* inactive

(1)      Owned 100% by Dialysis Corporation of America.
(2) Owned 80% by Dialysis Corporation of America with Atlantic Nephrology Group, Inc.
(3)      Owned 100% by Techdyne, Inc.